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                                                             Exhibit 5.1




                                                           April 29, 2002


Premcor Inc.
1700 E. Putnam Avenue, Suite 500
Old Greenwich, CT  06870

Ladies and Gentlemen:

         We have acted as counsel to Premcor Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Form S-8 Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of an aggregate of 7,965,250 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to certain compensatory benefit arrangements (the "Plans") described in the Form S-8 Registration Statement.

         We have examined the Form S-8 Registration Statement, the registration statement on Form S-1 (File No. 333-70314) filed by the Company under the Act, as it became effective under the Act (the "Form S-1 Registration Statement"); the Company's prospectus, dated April 29, 2002 (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; and the Plans. We also have examined a specimen certificate representing the Common Stock. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered in connection with the Plans, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the Shares and (2) upon the issuance of the Shares in accordance with the terms of the Plans and the payment and delivery in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Form S-8 Registration Statement.


                                                 Very truly yours,



                                                 /s/ Simpson Thacher & Bartlett
                                                 ------------------------------
                                                 SIMPSON THACHER & BARTLETT